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                                                      Filed by 3Com Corporation
                                                        Pursuant to Rule 14a-12

                                         of the Securities Exchange Act of 1934

                              Subject Company:  TippingPoint Technologies, Inc.
                                                Commission File No.:  001-15715

                                TIPPINGPOINT Q&A
                                    12/13/04

GENERAL

Q1. WHY A SECURITY ACQUISITION?

Security and networking are converging to better protect an organization's investment in the network from increasingly sophisticated attacks originating from inside and outside the four walls. The network perimeter is dissolving due to remote and wireless access and e-business requirements, requiring security that goes beyond the perimeter into the core of the network.

Security must operate in real time and integrate into and behave like networking infrastructure, rather than be added on as an afterthought or be reliant on notoriously flawed operating systems

Best-of-breed, purpose-built security technology is winning over commoditized, general-purpose solutions in large enterprise installations

Q2. WHO IS TIPPINGPOINT?

Founded in 2001, TippingPoint pioneered and quickly became a leader in next-generation Intrusion Prevention Systems (IPS) as the only pure-play IPS vendor. TippingPoint launched the first IPS in 2002. The company is based in Austin, TX.

The company's purpose-built hardware with custom-designed silicon creates the Threat Suppression Engine, which can perform thousands of checks on each packet flow simultaneously with extreme accuracy and no latency.

TippingPoint solutions begin blocking attacks in real time with 600 different filters right out of the box, no configuration necessary

Its Digital Vaccine Service delivers new filters on a weekly or even daily basis to maintain evergreen protection for the latest vulnerabilities, exploits, viruses and rogue applications.

Q3. WHY TIPPINGPOINT?

TippingPoint is the leading provider of network-based intrusion prevention systems. TippingPoint solutions are truly best of breed.

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o   TippingPoint products have been widely recognized for their excellent engineering and performance TippingPoint is the industry's only pure-play IPS vendor

o Unparalleled IPS heritage leveraging expertise in hardware, software, security, management

o TippingPoint offers sophisticated, purpose-built hardware-based network intrusion prevention systems

TippingPoint serves Global 2000, including some of the world's largest companies.

Q4. WHY DID 3COM BUY TIPPINGPOINT?  WHY DIDN'T SOMEONE ELSE BY TIPPINGPOINT?

TippingPoint technology is most relevant for a network-centric company. 3Com is ahead of the trend in providing security products that are network-based, which behave and function like networking gear. Software security companies don't have a networking model. TippingPoint can have an impact at 3Com with real potential upside, whereas TippingPoint would disappear at a Symantec or Cisco.

Q5. WHY IS THE COMBINATION BEING PURSUED AS AN ACQUISITION RATHER THAN A PARTNERSHIP?

IPS is core technology to securing data and voice networks and is migrating to network infrastructure - hence the need to own the IP versus a partnership.

Q6. WHAT IS THE MARKET OPPORTUNITY?

The total addressable market for IPS is significant and growing each year ($274MM TAM growing at 76% CAGR according to Infonetics Research). In-line IPS is the fastest growing segment of the IDS/IPS market.

TAM for IPS expands substantially in the future as security IT budgets are redirected from several areas (AV, Firewall, IDS, DDos, Bandwidth Management, Host Based Solutions, etc.)

Q7. HOW DOES THIS TRANSACTION FIT INTO 3COM'S STRATEGY FOR SECURED, CONVERGED NETWORKS?

Both companies understand the potential and significance of the fast emerging IP telephony and WLAN markets and the unique security demands this places on converged networks. TippingPoint's industry leadership position in in-line IPS combined with 3Com's IP Telephony and WLAN product portfolio will allow us to secure converged networks - voice and data, wired and wireless. Additionally leveraging the TippingPoint IP will enable 3Com to develop more fully integrated infrastructure solutions to protect the converged voice and data network.

Both 3Com and TippingPoint early on identified VoIP as a strategic area of focus.

o Broad set of filters to protect VoIP vulnerabilities already developed

o Other VoIP security initiatives already underway and well developed

Q8. WHY IS NOW THE RIGHT TIME?
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With the rapid convergence of networking and security, the acquisition of
TippingPoint made sense strategically and financially. Our customers are increasingly asking for this kind of integration and the large enterprise has been an early adopter of converged secure networking solutions.
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Security and networking are converging to better protect an organization's investment in the network from increasingly sophisticated attacks originating from inside and outside the four walls. The market is transitioning from early adoption to broad adoption and now is the time to accelerate globally. TippingPoint's best-of-breed IPS solutions offer superior protection from sophisticated attacks for today's converged voice and data networks.

Security must operate in real time and integrate into and behave like networking infrastructure, rather than be added on as an afterthought or be reliant on notoriously flawed operating systems. TippingPoint products operate in real time and function like networking infrastructure.

Bottom line, TippingPoint products offer the best line of defense against increasingly sophisticated attacks that originate from multiple points within and without the network. TippingPoint IPS helps better protect a company's investment in its network.

Q9. WHO ARE TIPPINGPOINT'S COMPETITORS?

McAfee. ISS. Juniper. Cisco in the near future.

Q10. DOES THIS MEAN THAT 3COM IS GETTING MORE INTO THE SOFTWARE BUSINESS? TippingPoint products are network-based and delivered on a purpose-built solution with a powerful custom-designed silicon. TippingPoint's industry leading hardware IPS solution is a strategic fit with 3Com's networking product portfolio and the company's Pervasive Security Strategy.

Q11. HOW WILL THIS HELP 3COM GAIN TRACTION AND MARKETSHARE?

With the rapid convergence of networking and security, the acquisition of TippingPoint made sense strategically and financially. 3Com customers are increasingly asking for this kind of integration and the large enterprise has been an early adopter of converged secure networking solutions. Additionally, the large enterprise market demands best-of-breed security technology. TippingPoint IPS is definitely best of breed and helps 3Com gain further credibility with and entrance into the large enterprise space. It also provides an expanding revenue stream.

Q12. WHY DID TIPPINGPOINT SELL?

3Com's scale of operations significantly improves TippingPoint GTM (go to market) capabilities.

o 3Com's superior manufacturing, supply chain and sales support resources drives TippingPoint production costs down

o TippingPoint taps 3Com's significantly more robust professional services infrastructure

o TippingPoint executives can contribute their security expertise to 3Com as the leaders of 3Com's security division

o  Long term, expands opportunities for SMB market penetration
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Q13. WHEN WAS TIPPINGPOINT FOUNDED?

2001

Q14. DOES TIPPINGPOINT HAVE ANY STRATEGIC PARTNERS?

TippingPoint does not have any partnerships that substantially conflict with 3Com. TippingPoint does benefit from strong channel partnerships, and some technology partnerships as well.

CUSTOMERS AND PARTNERS

Q1. WHO WILL SELL SECURITY SOLUTIONS?

TippingPoint clients continue to have access to the same best-of-breed IPS products through the same TippingPoint high-touch sales force and TippingPoint channel partners will all be authorized and will be the principle source to sell TippingPoint products. Over time we will selectively add channels where appropriate.

TippingPoint will be able to take advantage of 3Com Channels to expand pathways to market for TippingPoint globally. Additionally, TippingPoint Direct Touch Security specialists will be leveraged to market to SP's and large enterprises along with 3Com sales and partners.

3Com can leverage its presence in EMEA and APR to speed up GTM for TippingPoint IPS and expand the global footprint for IPS.

Q2. HOW DOES THIS AFFECT THE CROSSBEAM RELATIONSHIP?

This is complementary to Crossbeam. Checkpoint firewall is the killer app from Crossbeam. Crossbeam doesn't do IPS. 3Com will continue to market and sell the Crossbeam products as they have been doing.

Long-term, 3Com can offer a TippingPoint blade for the 6200.

Q3. HOW DOES THIS BETTER POSITION 3COM AGAINST THE COMPETITION?

TippingPoint is widely recognized as having the best IPS solutions in the industry. IPS is core technology to securing data and voice networks and is migrating to network infrastructure. 3Com can now provide a more competitive, best-of-breed security via its new division and ultimately deliver highly integrated networking products to secure voice and data networks.

3Com will be ahead of the competition in employing easy-to-use and manage, purpose-built hardware with custom-designed silicon.

Q4. WHO ARE TIPPINGPOINT'S CUSTOMERS?

TippingPoint markets and sells to the Global 2000.
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Q5. WILL TIPPINGPOINT PRODUCT(S) BE SOLD BY A SEPARATE TIPPINGPOINT SALES
ORGANIZATION?

TippingPoint clients will continue to have access to the same best-of-breed IPS products through the same TippingPoint high-touch sales force and TippingPoint channel partners will all be authorized and will be the principle source to sell TippingPoint products.

Over time we will selectively add channels where appropriate. Existing and future customers will be able to take advantage of new choices for secure, converged voice and data portfolios.

Q6. WILL TIPPINGPOINT'S PRODUCTS BE SOLD TO THE SMB MARKET? THE ENTERPRISE?

Long term there will be opportunity for TippingPoint to expand its products into the SMB market.

Q7. WHAT VERTICAL MARKETS DOES TIPPINGPOINT SELL INTO?

Along with Fortune 500 companies, TippingPoint has had success in the education, retail, healthcare and financial/banking vertical markets, as well as service providers.

Q8. DO 3COM AND TIPPINGPOINT HAVE MUTUAL CUSTOMERS?

There is very little overlap in the 3Com and TippingPoint customer bases. TippingPoint has made significant inroads with the world's largest enterprises, organizations and service providers. 3Com is committed to the better serving the large enterprise market and this acquisition is a key milestone in that commitment. TippingPoint has very little SMB market penetration compared to 3Com.

Q9. WHY DO CUSTOMERS NEED TIPPINGPOINT'S SOLUTIONS?

Security and networking are converging to better protect an organization's investment in the network from increasingly sophisticated attacks originating from inside and outside the four walls. TippingPoint's best-of-breed IPS solutions offer superior protection from sophisticated attacks for today's converged voice and data networks.

Security must operate in real time and integrate into and behave like networking infrastructure, rather than be added on as an afterthought or be reliant on notoriously flawed operating systems. TippingPoint products operate in real time and function like networking infrastructure.

Bottom line, TippingPoint products offer the best line of defense against increasingly sophisticated attacks that originate from multiple points within and without the network. TippingPoint IPS helps better protect a company's investment in its network.

Q10. HOW MANY CUSTOMERS DOES TIPPINGPOINT HAVE?

TippingPoint has hundreds of customers.

Q11. WILL 3COM SUPPORT TIPPINGPOINT'S PRODUCTS VIA ITS AGREEMENT WITH SIEMENS?

3Com's intent is to offer global service/support for the TippingPoint products. This is likely to involve the Siemens relationship.
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TECHNOLOGY-PRODUCTS

Q1. HOW WILL THE PRODUCTS BE INTEGRATED INTO 3COM'S PORTFOLIO?

TippingPoint clients will continue to have access to the same best-of-breed IPS products through the same TippingPoint high-touch sales force and TippingPoint channel partners will all be authorized and will be the principle source to sell TippingPoint products.

Solutions that combine current TippingPoint and 3Com products for Enterprise and SP markets as appropriate will be the primary manifestation. Immediate synergies include tapping TippingPoint's sophisticated VoIP filters to enhance 3Com's robust IP telephony platform.

Overtime we plan to introduce all-in-one security appliances for security market; integrated management - single platform to provide network and security management. Then, blades and modules for infrastructure solution would be developed

Q2. IS TIPPINGPOINT'S TECHNOLOGY ARCHITECTURE COMPLEMENTARY TO 3COM'S?

Highly complementary. TippingPoint has purpose-built, network-based IPS solutions that function like standard networking infrastructure. Also, the management of TippingPoint products will be integrated into 3Com's network management software.

Ease of use is a fundamental component of product development for both companies. TippingPoint solutions begin blocking attacks in real time with 600 different filters right out of the box, no configuration necessary. TippingPoint provides seamless updates provided through Digital Vaccine Service.

ORGANIZATION

Q1. HOW WILL TIPPINGPOINT'S FIT INTO 3COM'S ORGANIZATION?

TippingPoint will be operated as a division of 3Com. The existing TippingPoint executive management team will remain in charge of the same components of operations as they are today.

o TippingPoint's CEO, Kip McClanahan, will become President of 3Com's Security Division and report to 3Com CEO, Bruce Claflin.

o  TippingPoint's sales organization will not change other than through growth

o TippingPoint will continue to operate as a distinct and largely autonomous business, in close coordination with 3Com's operations.

Q2. WHAT HAPPENS TO THE TIPPINGPOINT COMPANY AND PRODUCT LINE NAMES?

We are evaluating all the branding ramifications but we anticipate we will leverage every advantage from the TippingPoint business, which includes many of it successful brands.
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Q3. IS 3COM CREATING OTHER DIVISIONS?

We already have expertise in 3Com's other strategic areas such as wireless and voice, which will continue to operate with focus on their respective markets

Q5. WHAT WILL BE THE ROLE OF THE TIPPINGPOINT EXECUTIVES?

TippingPoint's CEO, Kip McClanahan, will be president of 3Com's new security division. Additional announcements regarding other TippingPoint executives will be made shortly and we anticipate that all key executives will be staying on as part of the 3Com team. There is exceptional commitment and motivation for all employees to succeed.

Q6. HOW MANY EMPLOYEES DOES TIPPINGPOINT HAVE?

TippingPoint has approximately 125 employees, mostly located in Austin, with sales and field representatives located throughout the US and international locations.

Q7. WHERE ARE TIPPINGPOINT'S OFFICES? WILL THEY MOVE TO MARLBOROUGH OR ANOTHER 3COM LOCATION?

TippingPoint's headquarters are located in Austin. They will remain there and will become 3Com's security division.

Q8. WHAT RELATION, IF ANY, WILL THIS HAVE TO THE 3COM JV?

Huge opportunities exist for leveraging the JV to drive IPS technology. Clearly we will be looking for all appropriate means to cross leverage the two teams.

THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN INCLUDE STATEMENTS, WITHOUT LIMITATION, REGARDING: THE CONSUMMATION OF THE PENDING ACQUISITION OF TIPPINGPOINT BY 3COM, THE EXPECTED BENEFITS AND SYNERGIES OF THE PENDING ACQUISITION AND THE EXPECTED TIMING OF THE CONSUMMATION OF THE ACQUISITION; MARKETS AND MARKET GROWTH, PARTICULARLY IN THE IPS AREA; TECHNOLOGIES, PRODUCTS, SOLUTIONS, CUSTOMERS AND MANAGEMENT OF TIPPINGPOINT, 3COM AND THE COMBINED COMPANY; 3COM'S COMPETITIVE POSITION; TIPPINGPOINT'S PROFITABILITY; INTEGRATION OF PRODUCTS WITH RESPECT TO THE COMBINED COMPANY; AND THE LIKELIHOOD OF LAYOFFS. THESE STATEMENTS ARE SUBJECT TO INHERENT RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS OF 3COM TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE
FOLLOWING: APPROVAL OF THE ACQUISITION BY THE STOCKHOLDERS OF TIPPINGPOINT; THE SATISFACTION OF THE CONDITIONS TO THE CLOSING OF THE ACQUISITION, INCLUDING THE RECEIPT OF REGULATORY APPROVALS; THE ABILITY TO REALIZE THE ANTICIPATED BENEFITS OR SYNERGIES OF THE TRANSACTION IN A TIMELY MANNER OR AT ALL; FLUCTUATIONS IN THE DEMAND FOR THE PRODUCTS OF THE COMBINED COMPANY; POSSIBLE DEVELOPMENT OR MARKETING DELAYS RELATING TO PRODUCT OFFERINGS OF THE COMBINED COMPANY; THE INTRODUCTION OF NEW PRODUCTS OR TECHNOLOGIES BY COMPETITORS; AND TECHNOLOGICAL TRENDS IN THE NETWORKING INDUSTRY. ADDITIONAL INFORMATION RELATING TO THE

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UNCERTAINTY AFFECTING TIPPINGPOINT'S AND 3COM'S BUSINESSES ARE CONTAINED IN
THEIR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY FORWARD-LOOKING STATEMENT SPEAKS ONLY AS OF THE DATE ON WHICH SUCH STATEMENT WAS MADE, AND 3COM DOES NOT UNDERTAKE ANY OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE ANY FORWARD-LOOKING STATEMENT TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ON WHICH SUCH STATEMENT WAS MADE, OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

ADDITIONAL INFORMATION

In connection with the merger, TippingPoint will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF TIPPINGPOINT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The proxy statement and other relevant documents may be obtained free of charge by directing a request to William Murphy at (512) 681-8320. In addition, documents filed with the SEC by TippingPoint will be available free of charge at the SEC's web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of TippingPoint in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by TippingPoint with the SEC.